EXHIBIT 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares of Newater Technology, Inc., a British Virgin Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of October 1, 2020.

Yuebiao Li

By:	/s/ Yuebiao Li
Name:	Yuebiao Li

Tigerwind Group Limited

By:	/s/ Yuebiao Li
Name:	Yuebiao Li
Title:	Director

Zhuo Zhang

By:	/s/ Zhuo Zhang
Name:	Zhuo Zhang

Xiangqian Sui

By:	/s/ Xiangqian Sui
Name:	Xiangqian Sui

Forwater Holdings Limited

By:	/s/ Xiangqian Sui
Name:	Xiangqian Sui
Title:	Director